UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 8, 2025

Date of Report (Date of earliest event reported)

Zura Bio Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40598	98-1725736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1489 W. Warm Springs Rd. #110

Henderson, NV 89014

 (Address of principal executive offices, including zip code)

(702) 825-9872

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	ZURA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2025, Robert Lisicki, Chief Executive Officer (principal executive officer) and member of the Board of Directors of Zura Bio Limited (the “Company”) informed the Company that he is taking a medical leave of absence, effective October 10, 2025. Accordingly, effective October 10, 2025, the Company’s Board of Directors appointed Kim Davis, Chief Operating Officer, Chief Legal Officer and Corporate Secretary, to serve as the Company’s interim Chief Executive Officer and interim principal executive officer, in addition to her current duties.

Biographical and other information for Ms. Davis is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2025 and is incorporated herein by reference. Ms. Davis is not party to any arrangement or understanding pursuant to which she was appointed as an officer, nor is she party to any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Ms. Davis and any of the Company’s directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZURA BIO LIMITED

Date: October 10, 2025	By:	/s/ Kim Davis
Kim Davis
Interim Chief Executive Officer, Chief Operating Officer, Chief Legal Officer and Corporate Secretary